EXHIBIT 99.1

Remark Media Reports Fourth Quarter and Full Year 2015 Results

– Fourth quarter 2015 net revenue of $11.8 million represents significant year-over-year growth, primarily attributable to successful Vegas.com acquisition –
– To hold fourth quarter and full year 2015 financial results conference call today at 1:30 p.m. PT / 4:30 p.m. ET –

LAS VEGAS, NV - March 30, 2016 - Remark Media (NASDAQ: MARK), a global digital media company, announced its financial results for the fourth quarter and full year 2015.

Kai-Shing Tao, Remark Media Chairman and CEO, stated, “Our 2015 performance reflects the significant progress we have made in positioning Remark Media as an innovative digital media technology company focused on the Millennial demographic. Our data intelligence platform, KanKan, enables us to amass data on over 1.3 billion socially active users globally. This information provides us significant advantage in enhancing user engagement and brand awareness across all of our digital media properties, including Vegas.com, which we acquired in September 2015. To support our future revenue growth, we expect to leverage our unique access to this data to attract retailers and advertisers who could benefit from the predictive analytics and location-based services we provide. We are excited by our progress in 2015; however, we are more confident than ever that the best is yet to come.”

Financial Results for the Three Months Ended December 31: 2015 Compared to 2014

•	Net revenue was $11.8 million, compared to $0.2 million.

•	Operating loss was $7.2 million, compared to $5.6 million.

•	Net loss was $14.1 million, or $0.72 per diluted share, compared to $5.4 million, or $0.43 per diluted share.

•	At December 31, 2015, cash and cash equivalents were $5.4 million.

Financial Results for the Twelve Months Ended December 31: 2015 Compared to 2014

•	Net revenue was $14.2 million, compared to $1.8 million.

•	Operating loss was $22.6 million, compared to $17.9 million.

•	Net loss was $31.4 million, or $2.06 per diluted share, compared to $18.2 million, or $1.53 per diluted share.

Conference Call Information

Remark Media’s management team will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2015 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 1-888-539-3678 and for international calls dial 1-719-457-2664 approximately 10 minutes prior to the start of the conference. The conference ID is 6425588. The conference call will also be broadcast live over the Internet and available for replay for one year at www.remarkmedia.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 1-877-870-5176 and internationally, 1-858-384-5517. Enter access code 6425588.

EXHIBIT 99.1

About Remark Media, Inc.

Remark Media, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Beijing and Chengdu, China. For more information, please visit the Company's website at www.remarkmedia.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Media's Annual Report on Form 10-K and Remark Media’s other filings with the SEC. Any forward-looking statements reflect Remark Media’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Media’s estimates and assumptions only as of the date hereof. Except as required by law, Remark Media undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkmedia@lhai.com
415-433-3777
[Tables to follow]

EXHIBIT 99.1

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2015

	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$5,422	$1,525
Restricted cash	9,416	—
Trade accounts receivable, net	746	41
Prepaid expense and other current assets	2,637	707
Notes receivable, current	172	—
Total current assets	18,393	2,273
Restricted cash	2,250	—
Notes receivable	371	1,350
Property and equipment, net	7,425	1,398
Investment in unconsolidated affiliate	1,030	1,030
Intangibles, net	44,780	6,518
Goodwill	20,337	5,293
Other long-term assets	—	94
Total assets	$94,586	$17,956

Liabilities and Stockholders’ Equity
Accounts payable	$14,422	$1,356
Advances from stockholder	—	86
Accrued expense and other current liabilities	11,827	1,210
Demand note payable to related party	—	350
Deferred merchant booking	6,997	—
Deferred revenue	3,262	—
Current maturities of long-term debt	100	—
Current maturities of long-term debt payable to related parties	—	2,500
Capital lease obligations	205	158
Total current liabilities	36,813	5,660
Long-term debt, less current portion and net of discount and debt issuance cost	23,616	3,100
Long-term debt payable to related parties, less current portion and net of discount	—	3,481
Warrant liability	19,195	512
Other liabilities	2,904	25
Total liabilities	82,528	12,778

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 19,659,362 and 12,784,960 shares issued and outstanding at December 31, 2015 and 2014, respectively	20	13
Additional paid-in-capital	173,477	135,116
Accumulated other comprehensive income (loss)	(5)	36
Accumulated deficit	(161,434)	(129,987)
Total stockholders’ equity	12,058	5,178
Total liabilities and stockholders’ equity	$94,586	$17,956

EXHIBIT 99.1

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
December 31, 2015

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue, net	11,789	182	14,229	1,838
Cost of revenue (exclusive of depreciation and amortization reported below)	(1,608)	(9)	(1,864)	(74)
Gross margin	10,181	173	12,365	1,764

Operating expense
Sales and marketing	3,913	94	4,758	345
Content, technology and development	1,261	81	1,683	434
General and administrative	9,856	5,390	25,220	17,810
Depreciation and amortization	2,372	238	3,281	767
Impairment of long-lived assets	—	—	—	268
Total operating expense	17,402	5,803	34,942	19,624

Operating loss	(7,221)	(5,630)	(22,577)	(17,860)

Other income (expense)
Debt conversion expense	—	—	(1,469)	—
Interest expense	(1,219)	(140)	(1,927)	(460)
Other income (expense), net	29	41	(50)	82
Gain (loss) on change in fair value of warrant liabilities	(5,673)	317	(5,432)	28
Other gain	2	—	8	—
Total other income (expense), net	(6,861)	218	(8,870)	(350)

Loss before income tax	(14,082)	(5,412)	(31,447)	(18,210)
Provision for income taxes	—	—	—	—
Net loss	(14,082)	(5,412)	(31,447)	(18,210)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	—	—	39
Comprehensive loss	(14,082)	(5,412)	(31,447)	(18,171)

Net loss per share
Net loss per share, basic and diluted	(0.72)	(0.43)	(2.06)	(1.53)
Basic and diluted weighted-average shares outstanding	19,448	12,543	15,278	11,884